Exhibit 99.1

Rose Rock Midstream, L.P. Reports Second Quarter 2014 Results
Increased Quarterly Distribution
Completed White Cliffs Pipeline Expansion

Tulsa, OK - August 7, 2014 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended June 30, 2014.

Rose Rock Midstream reported second quarter 2014 Adjusted EBITDA of $20.6 million, compared to $27.8 million for the first quarter 2014 and $15.4 million for the second quarter 2013, a decrease of approximately 26% over the previous quarter and up 34% year over year. Crude marketing margins decreased $1.7 million resulting from lower marketing volumes following an unusually strong first quarter volumes. Rose Rock posted higher operating and G&A expense for the quarter due to higher employment costs, as well as $1.2 million in one-time costs related to acquisitions and financing transactions.

"Rose Rock's second quarter was all about growth. The lower marketing volumes and increased expenses associated with our growth projects were anticipated and was reflected in our updated Adjusted EBITDA guidance of between $115 and $120 million," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "We grew our business through the acquisitions of the crude oil trucking assets from Chesapeake Energy and of the remaining one-third interest in SemCrude Pipeline, which owns 51% of White Cliffs Pipeline, from SemGroup. These actions support our ability to raise our cash distribution per unit to $0.535, which marks our tenth consecutive quarterly increase since our IPO."
Adjusted gross margin was $33.8 million for the second quarter 2014, down 9% from the first quarter 2014 of $37.0 million and 68% above second quarter 2013 Adjusted gross margin of $20.1 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Second quarter 2014 net income totaled $15.1 million, compared to $16.2 million for the first quarter 2014 and $9.1 million for the second quarter 2013.

Rose Rock Midstream's distributable cash flow for the three months ended June 30, 2014 was $16.8 million. On July 24, 2014, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.535 per unit from $0.495 per unit, effective for the second quarter 2014, resulting in an annualized distribution of $2.14 per unit. This is an 8% increase over the first quarter 2014 and up 48% since our initial public offering in December 2011. The distribution will be paid on August 14, 2014 to all unitholders of record on August 4, 2014. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Second Quarter 2014 Highlights
Compared to the First Quarter 2014

•	As previously announced, on June 23, 2014, Rose Rock acquired the remaining one-third interest in SemCrude Pipeline, L.L.C., which owns 51% of White Cliffs Pipeline, L.L.C.;

•	On June 24, 2014, Rose Rock closed its transaction to acquire crude oil trucking assets from Chesapeake Energy; and

•	On June 27, 2014, Rose Rock agreed to sell $400 million of 5.625% senior unsecured notes due 2022. Proceeds were received on July 2, 2014 and used to repay debt and for general partnership purposes.

2014 Guidance

Exhibit 99.1

Rose Rock updated its 2014 Adjusted EBITDA guidance range on June 23, 2014, to between $115 and $120 million compared to the previous $92 to $97 million, reflecting the impact of the recent Chesapeake acquisition as well as higher volumes on its existing business. The partnership anticipates deploying $125 million in capital expenditures, excluding future acquisitions, up from the previous guidance of $75 million. Rose Rock also updated its targeted 2014 distribution growth rate to 25%, on a year-over-year basis, compared to the prior guidance of 15%.

Recent Developments

•	Completed the White Cliffs Pipeline expansion - August 2014

•
Rose Rock announces the expansion of its truck unloading station at the origin of White Cliffs Pipeline in Platteville, Colorado. The $11 million expansion will include four new truck unloading bays expected to be completed in the second quarter of 2015 and 100 thousand barrels of additional storage that should be completed by the end of 2014.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, August 8, 2014, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 877.359.3652, or for international callers, 720.545.0014. The pass code for the call is 72312545. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The first quarter 2014 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have

Exhibit 99.1

important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; the amount of collateral required to be posted from time to time in our transactions; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:

Exhibit 99.1

Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets	$672,365	$321,587
Property, plant and equipment, net	336,377	311,616
Equity method investment	271,187	224,095
Other noncurrent assets, net	68,608	39,949
Total assets	$1,348,537	$897,247

LIABILITIES AND EQUITY
Current liabilities	$247,677	$293,031
Long-term debt	847,568	245,088
Total liabilities	1,095,245	538,119

Total Rose Rock Midstream, L.P. partners' capital	253,292	280,571
Noncontrolling interests in consolidated subsidiary	—	78,557
Total equity	253,292	359,128
Total liabilities and equity	$1,348,537	$897,247

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Revenues, including revenues from affiliates:
Product	$267,087	$148,816	$266,290	$533,377	$307,544
Service	23,345	12,606	24,633	47,978	25,110
Total revenues	290,432	161,422	290,923	581,355	332,654
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	255,745	140,506	254,537	510,282	288,957
Operating	17,006	5,807	14,878	31,884	11,225
General and administrative	6,001	3,254	3,623	9,624	6,815
Depreciation and amortization	6,267	3,690	10,534	16,801	7,197
Total expenses	285,019	153,257	283,572	568,591	314,194
Earnings from equity method investment	12,291	3,451	11,080	23,371	6,904
Operating income	17,704	11,616	18,431	36,135	25,364
Other expenses, net:
Interest expense	2,595	2,494	2,272	4,867	4,248
Other income	(21)	(12)	—	(21)	(12)
Total other expenses, net	2,574	2,482	2,272	4,846	4,236
Net income	15,130	9,134	16,159	31,289	21,128
Less: net income attributable to noncontrolling interests	4,082	—	3,676	7,758	—
Net income attributable to Rose Rock Midstream, L.P.	$11,048	$9,134	$12,483	$23,531	$21,128
Net income allocated to general partner	$1,109	$255	$738	$1,847	$535
Net income allocated to common unitholders	$7,513	$5,208	$8,114	$15,619	$11,975
Net income allocated to subordinated unitholders	$3,063	$3,674	$3,750	$6,860	$8,447
Net income (loss) allocated to Class A unitholders	$(637)	$(3)	$(119)	$(795)	$171
Earnings (loss) per limited partner unit:
Common unit (basic)	$0.41	$0.44	$0.45	$0.86	$1.02
Common unit (diluted)	$0.41	$0.44	$0.45	$0.85	$1.02
Subordinated unit (basic and diluted)	$0.37	$0.44	$0.45	$0.82	$1.01
Class A unit (basic and diluted)	$(0.25)	$—	$(0.05)	$(0.31)	$0.15
Basic weighted average number of limited partner units outstanding:
Common units	18,336	11,894	18,149	18,243	11,680
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	2,596	1,250	2,500	2,548	1,174
Diluted weighted average number of limited partner units outstanding:
Common units	18,397	11,933	18,198	18,297	11,710
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	2,596	1,250	2,500	2,548	1,174

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Reconciliation of operating income to Adjusted gross margin:
Operating income	$17,704	$11,616	$18,431	$36,135	$25,364
Add:
Operating expense	17,006	5,807	14,878	31,884	11,225
General and administrative expense	6,001	3,254	3,623	9,624	6,815
Depreciation and amortization expense	6,267	3,690	10,534	16,801	7,197
Less:
Earnings from equity method investment	12,291	3,451	11,080	23,371	6,904
Non-cash unrealized gain (loss) on derivatives, net	851	827	(606)	245	1,295
Adjusted gross margin	$33,836	$20,089	$36,992	$70,828	$42,402

Reconciliation of net income to Adjusted EBITDA:
Net income	$15,130	$9,134	$16,159	$31,289	$21,128
Add:
Interest expense	2,595	2,494	2,272	4,867	4,248
Depreciation and amortization expense	6,267	3,690	10,534	16,801	7,197
Cash distributions from equity method investment	14,467	4,168	13,585	28,052	7,060
Non-cash equity compensation	130	212	260	390	355
Gain on disposal of long-lived assets, net	(27)	—	(34)	(61)	—
Less:
Earnings from equity method investment	12,291	3,451	11,080	23,371	6,904
White Cliffs cash distributions attributable to noncontrolling interests	4,822	—	4,528	9,350	—
Impact from derivative instruments:
Total loss on derivatives, net	(1,942)	(233)	(807)	(2,749)	(777)
Total realized loss (cash flow) on derivatives, net	2,793	1,060	201	2,994	2,072
Non-cash unrealized gain (loss) on derivatives, net	851	827	(606)	245	1,295
Adjusted EBITDA	$20,598	$15,420	$27,774	$48,372	$31,789

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$5,669	$13,394	$18,388	$24,057	$23,309
Less:
Changes in operating assets and liabilities, net	(15,240)	423	(9,397)	(24,637)	(4,475)
White Cliffs cash distributions attributable to noncontrolling interests	4,822	—	4,528	9,350	—
Add:
Interest expense, excluding amortization of debt issuance costs	2,335	2,293	2,012	4,347	3,849
Distributions from equity method investment in excess of equity in earnings	2,176	156	2,505	4,681	156
Adjusted EBITDA	$20,598	$15,420	$27,774	$48,372	$31,789

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Six Months Ended
	June 30,			March 31,	June 30,
	2014		2013	2014	2014	2013
Reconciliation of net income to distributable cash flow:
Net income	$15,130		$9,134	$16,159	$31,289	$21,128
Add:
Interest expense	2,595		2,494	2,272	4,867	4,248
Depreciation and amortization expense	6,267		3,690	10,534	16,801	7,197
EBITDA	23,992		15,318	28,965	52,957	32,573
Add:
Gain on disposal of long-lived assets, net	(27)		—	(34)	(61)	—
Cash distributions from equity method investment	14,467		4,168	13,585	28,052	7,060
Non-cash equity compensation	130		212	260	390	355
Less:
Earnings from equity method investment	12,291		3,451	11,080	23,371	6,904
White Cliffs cash distributions attributable to noncontrolling interests	4,822		—	4,528	9,350	—
Non-cash unrealized gain (loss) on derivatives, net	851		827	(606)	245	1,295
Adjusted EBITDA	$20,598		$15,420	$27,774	$48,372	$31,789
Less:
Cash interest expense	2,309		2,293	1,989	4,298	3,849
Maintenance capital expenditures	1,479		511	907	2,386	2,582
Distributable cash flow	$16,810		$12,616	$24,878	$41,688	$25,358

Distribution declared	$16,718	(1)	$9,180	$13,903	$30,621	$18,121

Distribution coverage ratio	1.01x		1.37x	1.79 x	1.36x	1.40x

(1) The distribution declared July 24, 2014 represents $0.535 per unit, or $2.14 per unit on an annualized basis. This is a 8% increase over the prior quarter.

Exhibit 99.1

2014 RRMS Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
	Low	High
Net income	$58	$60
Add: Interest expense	18	20
Add: Depreciation and amortization	30	31
EBITDA	$106	$111
Non-Cash Adjustments and Other Adjustments	9	9
Adjusted EBITDA	$115	$120

Non-Cash and Other Adjustments
Earnings from equity method investment	$(42)	$(44)
Distributions from equity method investment(1)	50	52
Non-cash equity compensation	1	1
Non-Cash and Other Adjustments	$9	$9

(1) Distributions from equity method investment includes only the cash distributions from White Cliffs attributable to Rose Rock and excludes the distributions attributable to noncontrolling interests from Adjusted EBITDA.